Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Doni Fordyce

L-1 Investment Partners

203-504-1109

dfordyce@L-1ip.com

Chad Crouch

Viisage

703-414-5474

ccrouch@Viisage.com

Viisage Reports First Quarter Results; Exceeds Previous Guidance

BILLERICA, Mass. – May 15, 2006—Viisage (Nasdaq: VISG), a leading provider of advanced technology identity solutions, today reported results for the first quarter ended March 31, 2006. The quarterly results are being reviewed by the Company’s new independent registered public accounting firm, Deloitte & Touche, LLP. The Company anticipates filing its Form 10-Q with the Securities and Exchange Commission later this week.

Revenue for first quarter of 2006 was $23.4 million compared to $16.8 million in the first quarter of 2005, and was above the high-end of the Company’s previously provided guidance of $20.0 million to $22.0 million. Revenue from Integrated Biometrics Technology (IBT) and SecuriMetrics that were acquired December 16, 2005 and February 17, 2006, respectively, are reflected from their dates of acquisition. The Company reported a first quarter net loss of $2.2 million, or $0.07 per diluted share, compared to a net loss of $1.6 million, or $0.09 per diluted share in the first quarter of 2005. The Company had previously guided to a loss between $0.10 and $0.14 per diluted share. The Company is reporting a non-cash charge of $626,000 for stock-based compensation in connection with the adoption of FAS 123(R) in the 2006 first quarter.

Gross margin in the first quarter was 27 percent, compared to 32 percent in the first quarter of 2005, reflecting the IBT and SecuriMetrics acquisitions. The Company expects gross margin to improve to a target in excess of 35 percent for the second half of 2006. Earnings before interest, taxes, depreciation and amortization and non-cash stock compensation expense, or Adjusted EBITDA, was $2.5 million in the first quarter, up from $1.6 million in the prior year period. Total cash at March 31, 2006 was $46.4 million, including $3.7 million generated from operations during the quarter.

Bernard Bailey, president and CEO of Viisage, commented, “With first quarter revenue above the top-end of our prior guidance, we are demonstrating a commitment to the growth of the business. Furthermore, our determination to manage our costs allowed us to report a better-than-expected bottom line, further strengthening the business ahead of the closing of the merger with Identix.”

Earlier in the quarter, Viisage also completed its acquisition of privately held SecuriMetrics, Inc. The strategic acquisition enhanced Viisage’s product line, adding iris recognition, another critical modality to the Company’s biometric capabilities.

Commenting on the pending merger and acquisition activity, Robert V. LaPenta, chairman of the board of Viisage, said, “Our planned merger with Identix is moving forward and we are eagerly anticipating the close to occur in late June or early in the third quarter. I am encouraged by our integration efforts thus far and applaud both the Viisage and Identix management teams for their accomplishments to date in this important effort.”

First Quarter Highlights

Momentum within federal and international government markets and customers continued to fuel the business in the first quarter for Viisage. In the area of e-passports, the Ministry of Justice and Ecclesiastical Affairs of Iceland selected Viisage identity solutions to gather the multi-biometric data required to issue new electronic passports for its citizens at all civil registration offices throughout the country. The Brazilian SERPRO (Servico Federal de Processamento de Dados) also selected Viisage solutions to ensure the authenticity and accuracy of information stored in e-Passports, e-Visas, driver’s licenses and ID cards at all airports, seaports and land crossing borders throughout the country. The SERPRO contract marked the first industry deployment of a smart chip reader and includes a provision to add an additional 25 percent to the original contract value through the exercise of add-on technologies. Finally, the Australia Department of Immigration and Multicultural Affairs (DIMA) selected the Viisage iA-thenticate® Smart Chip/RFID Electronic Document Reader to improve security in more than 25 Australian overseas locations worldwide. Australia has been a leader in implementing the Viisage document authentication technologies and products, which include the world’s largest document database.

Domestically, Viisage received a $56 million contract extension from the US Department of State (DoS), bringing the total potential contract value to $121 million. The DoS expects demand for US passports to increase by approximately 20 percent per year and estimates that the US will produce 17 million passports annually by 2009.

The company also made traction in the commercial market, announcing that one of the world’s largest banks, ABN AMRO, was implementing Viisage identity solutions to ensure regulatory compliance with pending identity assurance regulations and plans on expanding the capability company-wide. The solution represents the largest commercial deployment of this technology and provides a showcase for other commercial enterprises worldwide on the effective use of identity solutions.

Guidance

As noted above, the Company is expecting to complete the merger with Identix late in the second quarter or early in the third quarter. As a result, the Company expects to reflect any adjustments resulting from the integration during the quarter when the transaction closes. Assuming the transaction is concluded during the second quarter, the combined entity expects revenue for the second half of the year in the range of $120 to $125 million with adjusted EBITDA of between $23 and $27 million.

Conference Call Information

The Company will host a conference call with the investment community to discuss its operating results beginning at 5:00 p.m. EST today. The dial-in number for the call is 800-510-9661, confirmation code 58604124. Internationally, please dial 617-614-3452, using the same confirmation code. The call also will be available via live audio webcast, found under the Conference Calls page of the Investors section of the company’s Web site www.viisage.com. To access the webcast, please go to the company’s Web site at least 10 minutes prior to the start of the call and follow the directions. A replay of the webcast will be available at Viisage’s Web site beginning an hour after completion of the call.

Adjusted EBITDA

Viisage uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to complement results provided in accordance with GAAP, as management believes the measure helps illustrate underlying operating trends in the Company’s business and uses the measure to establish internal budgets and goals, manage the business, and evaluate performance. Management also believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Viisage’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, Viisage can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry and to its operations in prior quarters. As noted above, Adjusted EBITDA excludes the effect of interest, taxes, depreciation and amortization, and stock-based compensation expense. Because Adjusted EBITDA eliminates these items, Viisage considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. Adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP.

A reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA follows:

	For the Quarter Ended
	March 31, 2006	April 3, 2005
Net Loss	$(2,158)	$(1,642)

Add:
Depreciation and Amortization	4,094	2,861
Interest (Income)/expense, net	(665)	16
Provision for income taxes	565	358
Stock based compensation	659	—

Adjusted EBITDA	$2,495	$1,593

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes IdentityTOOLS® SDK, Viisage

PROOF™, FaceEXPLORER®, Viisage iA-thenticate®, BorderGuard®, PIER™, HIIDE™, AutoTest™, FacePASS™ and FaceFINDER®.

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This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that the merger with Identix will not close, that the regulatory or shareholder approval will not be obtained, that the closing will be delayed, that customers and partners will not react favorably to the merger, integration risks, the risk that the combined companies may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 filed (on April 4, 2006) with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Viisage expressly disclaims any obligation to update any forward-looking statements.

Additional Information and Where to Find It

Investors and security holders of both Viisage and Identix are advised to read the joint proxy statement/prospectus regarding the business combination transaction referred to in the material below because it contains important information. Viisage and Identix expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. This joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by the companies at the Securities and Exchange Commission’s web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Viisage or Identix by directing such requests to the companies.

Participants In Solicitation

Viisage, Identix and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Viisage’s participants is set forth in the proxy statement dated, November 21, 2005, for Viisage’s special meeting of shareholders held on December 16, 2005 as filed with the SEC on Schedule 14A. Information concerning Identix’ participants is set forth in the proxy statement, dated October 6, 2005, for Identix’ 2005 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Viisage and Identix in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus filed with the SEC.

- TABLES FOLLOW -

VIISAGE TECHNOLOGY, INC.

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2006	Three Months Ended April 3, 2005
Revenues:
Services revenue	$15.2	$10.1
Product revenue	8.2	6.7

Total revenue	23.4	16.8

Cost of revenues:
Services cost of revenue	11.4 (1)	7.1
Product cost of revenue	3.8	3.1
Amortization of purchased intangible assets	1.8	1.2

Total cost of revenue	17.0	11.4

Gross Profit:	6.4	5.4

Operating expenses:
Sales and marketing	2.4 (2)	2.1
Research and development	1.6 (3)	1.2
General and administrative	4.6 (4)	3.4
Amortization of purchased intangible assets	0.1	0.1

Total operating expenses	8.7	6.8

Loss from operations	(2.3)	(1.4)
Interest income (expense), net	0.7	—
Other income (expense)	—	0.1

Income (loss) before income taxes	(1.6)	(1.3)
Provision for income taxes	(0.6)	(0.3)

Net loss	$(2.2)	$(1.6)

Net loss per share:
Net income (loss) per basic and diluted share	$(0.07)	$(0.09)

Weighted average basic and diluted shares	29.0	19.2

(1)	Includes $85,000 stock-based compensation in 2006
(2)	Includes $171,000 stock-based compensation in 2006
(3)	Includes $97,000 stock-based compensation in 2006
(4)	Includes $306,000 stock-based compensation in 2006

VIISAGE TECHNOLOGY, INC.

Condensed Consolidated Balance Sheets (in millions)

(unaudited)

	March 31, 2006	December 31, 2005
Current assets:
Cash	$46.4	$72.4
Other current assets	24.3	20.5

Total current assets	70.7	92.9
Property and equipment, net	19.5	19.5
Goodwill and net intangible assets	207.1	179.4
Other assets	4.4	2.3

Total assets	$301.7	$294.1

Liabilities & Shareholders Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	18.7	12.8
Current deferred revenue	3.4	2.6

Total current liabilities	22.1	15.4
Deferred tax liability	2.5	2.0
Deferred revenue	1.8	1.7
Other liabilities	0.3	0.3

Total Liabilities	26.7	19.4
Shareholders’ equity	275.0	274.7

	$301.7	$294.1